UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☑ Soliciting Material under § 240.14a-12

SILK ROAD MEDICAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

SILK ROAD MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1213 Innsbruck Drive Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 720-9002

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 17, 2024, Silk Road Medical, Inc. (“Silk Road”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boston Scientific Corporation, a Delaware corporation (“Boston Scientific”), and Seminole Merger Sub, Inc., a Delaware corporation (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Silk Road (the “Merger”), with Silk Road continuing as the surviving corporation of the Merger and a wholly-owned subsidiary of Boston Scientific.

In connection with the entry into the Merger Agreement, Silk Road’s board of directors (the “Board”) unanimously determined that the Merger Agreement and the Merger are in the best interests of Silk Road and its stockholders, approved the Merger Agreement and the Merger and recommended that Silk Road’s stockholders adopt the Merger Agreement.

Equity Treatment in the Merger

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Silk Road’s common stock (the “Common Stock”) outstanding immediately prior to the Effective Time (subject to certain customary exceptions specified in the Merger Agreement) will be cancelled and converted automatically into the right to receive $27.50 in cash, without interest (the “Merger Consideration”) and subject to applicable taxes.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding and unexercised Silk Road option to purchase Common Stock (the “Options”) with an exercise price that is less than the Merger Consideration, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable taxes, equal to the product of (i) the amount by which the Merger Consideration exceeds the exercise price of such Option and (ii) the aggregate number of shares issuable upon the exercise of such Option. Any Option, whether vested or unvested, with an exercise price that is equal to or greater than the Merger Consideration will be cancelled without the payment of consideration.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding Silk Road restricted stock unit covering Common Stock that is subject to time or service-based vesting (“RSUs”), whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable taxes, equal to the product of (i) the Merger Consideration and (ii) the aggregate number of shares underlying such RSU.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding Silk Road restricted stock unit covering Common Stock that vests based on achievement of any performance condition (“PSUs”), whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest and subject to applicable taxes, equal to the product of (i) the Merger Consideration and (ii) the aggregate number of shares underlying such PSU determined based on achievement of market or performance conditions in accordance with the applicable award agreement or stock plan relating thereto as of immediately prior to the Effective Time.

Closing Conditions

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (i) adoption of the Merger Agreement by Silk Road’s stockholders (the “Silk Road Stockholder Approval”); (ii) the absence of any law or order that enjoins or otherwise prohibits or makes illegal the consummation of the Merger; and (iii) the expiration or termination of any waiting period applicable to the Merger under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Other Terms; “No-Shop” Restrictions

The Merger Agreement contains customary representations, warranties and covenants made by each of Silk Road, Boston Scientific and Merger Sub, including, among others, covenants by Silk Road regarding the conduct of its business prior to the closing of the Merger. Silk Road is also subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (i) solicit alternative acquisition proposals from third parties; (ii) subject to certain exceptions, engage or participate in discussions or negotiations regarding alternative acquisition proposals; or (iii) subject to certain exceptions, furnish to any person non-public information in connection with an alternative acquisition proposal. In addition, Silk Road has agreed that, subject to certain exceptions, the Board will not withdraw its recommendation that Silk Road’s stockholders adopt the Merger Agreement.

Termination Rights

Subject to the additional terms and conditions set forth in the Merger Agreement, either Silk Road or Boston Scientific may terminate the Merger Agreement if: (i) the Effective Time has not occurred on or before June 17, 2025, which date may be extended to June 17, 2026 if required regulatory approvals have not been obtained at such time (the “Outside Date”); (ii) a governmental authority enacts or enforces any final and nonappealable law or order permanently enjoining or otherwise permanently preventing the consummation of the Merger; or (iii) the Silk Road Stockholder Approval has not been obtained at the conclusion of a duly convened special meeting of Silk Road’s stockholders called for such purpose. Boston Scientific may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that Silk Road’s stockholders adopt the Merger Agreement. Silk Road may terminate the Merger Agreement in certain additional limited circumstances, including to allow Silk Road to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement), subject to the additional terms and conditions set forth in the Merger Agreement.

Termination Fees

Upon termination of the Merger Agreement under specified circumstances, Silk Road will be required to pay Boston Scientific a termination fee of $37,900,000. Specifically, this termination fee will be payable by Silk Road if (i) Silk Road terminates the Merger Agreement to allow Silk Road to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal or (ii) Boston Scientific terminates the Merger Agreement because the Board withdraws its recommendation that Silk Road’s stockholders adopt the Merger Agreement. This termination fee will also be payable by Silk Road if (i) the Merger Agreement is terminated under certain circumstances; (ii) prior to such termination a proposal to acquire at least 50 percent of Silk Road is made public and not publicly withdrawn; and (iii) within one year of such termination, Silk Road consummates an alternative or enters into a definitive agreement to effect an alternative acquisition of at least 50 percent of Silk Road.

Additionally, Boston Scientific will be required to pay Silk Road a termination fee of $69,500,000 if the Merger Agreement is terminated under certain circumstances in which required regulatory approvals have not been obtained or if a governmental authority enacts or enforces any final and nonappealable law or order on regulatory grounds permanently enjoining or otherwise permanently preventing the consummation of the Merger, subject to the additional terms and conditions set forth in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference. A copy of the Merger Agreement has been included to provide Silk Road’s stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Silk Road, Boston Scientific, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Silk Road’s stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Silk Road’s stockholders or other security holders. Silk Road’s stockholders and other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Silk Road, Boston Scientific, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Silk Road’s public disclosures. Silk Road acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Silk Road, Boston Scientific, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement (as defined below) that Silk Road will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Silk Road will make with the Securities and Exchange Commission (the “SEC”).

Item 8.01 Other Events.

On June 18, 2024, 2024, Silk Road issued a press release announcing the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the pending Merger, the expected timing of the closing of the Merger and other statements that concern Silk Road’s expectations, intentions or strategies regarding the future. There can be no assurance that the Merger will in fact be consummated. Known and unknown risks and uncertainties could cause actual results to differ materially from those indicated in the forward-looking statements, including, but not limited to: (i) the risk that the Merger may not be completed on the anticipated timeline or at all; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the risk that required approvals from Silk Road’s stockholders for the Merger or required regulatory approvals to consummate the Merger are not obtained, on a timely basis or at all; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Silk Road to pay a termination fee; (iv) the effect of the announcement or pendency of the Merger on Silk Road’s business relationships, operating results and business generally; (v) risks that the Merger disrupts Silk Road’s current plans and operations; (vi) Silk Road’s ability to retain and hire key personnel and maintain relationships with key business partners, customers and others with whom it does business; (vii) the diversion of management’s or employees’ attention during the pendency of the Merger from Silk Road’s ongoing business operations and other opportunities; (viii) the amount of costs, fees, charges or expenses resulting from the Merger; (ix) potential litigation relating to the Merger; (x) risks that the benefits of the Merger are not realized when or as expected; (xi) the risk that the price of the Common Stock may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and (xii) other risks described in Silk Road’s filings with the SEC, including Silk Road’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in Silk Road’s other filings with the SEC. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement on Schedule 14A that Silk Road will file with the SEC relating to the Company Stockholders’ Meeting will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. The forward-looking statements speak only as of the date they are made. Except as required by applicable law or regulation, Silk Road undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Silk Road, the members of the Board and certain of Silk Road’s executive officers are participants in the solicitation of proxies from stockholders in connection with the Merger. Silk Road plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Merger. Jack W. Lasersohn, Chas S. McKhann, Rick D. Anderson, Kevin J. Ballinger, Tanisha V. Carino, Ph.D., Tony M. Chou, M.D., Elizabeth H. Weatherman and Donald J. Zurbay, all of whom are members of Silk Road’s board of directors, and Lucas W. Buchanan, Silk Road’s Chief Operating Officer and Chief Financial Officer, Andrew S. Davis, Silk Road’s Chief Commercial Officer, Kevin M. Klemz, Silk Road’s Executive Vice President, Chief Legal Officer and Secretary, and Richard M. Ruedy, Silk Road’s Executive Vice President of Regulatory and Clinical Affairs and Quality Assurance, are participants in Silk Road’s solicitation. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Merger. Additional information about such participants is available under the captions “Corporate Governance,” “Executive Officers” and “Stock Ownership” in Silk Road’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders (the “2024 Proxy Statement”), which was filed with the SEC on April 26, 2024 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1397702/000139770224000024/silk-20240426xdef14a.htm). To the extent that holdings of Silk Road’s securities have changed since the amounts printed in the 2024 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at https://www.sec.gov/edgar/browse/?CIK=1397702&owner=exclude). Information regarding Silk Road’s transactions with related persons is set forth under the caption “Certain Relationships and Related Party Transactions” in the 2024 Proxy Statement. Certain illustrative information regarding the payments that may be owed, and the circumstances in which they may be owed, to Silk Road named executive officers in a change of control of Silk Road is set forth under the caption “Executive Compensation—Potential Post-Termination and Change in Control Payments” in the 2024 Proxy Statement.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Silk Road will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SILK ROAD WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Silk Road with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Silk Road's definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Silk Road with the SEC in connection with the Merger will also be available, free of charge, at Silk Road’s investor relations website (https://investors.silkroadmed.com/sec-filings), or by emailing Silk Road investor relations department (investors@silkroadmed.com).

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 17, 2024, by and among Boston Scientific Corporation, Seminole Merger Sub, Inc. and Silk Road Medical, Inc.
99.1	Press Release
104	Cover Page Interactive Data File (formatted as inline XBRL)

 * Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Silk Road will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. Silk Road may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: June 18, 2024	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Executive Vice President, Chief Legal Officer and Secretary